Exhibit 99.1
PLAYSTUDIOS, INC. ANNOUNCES THIRD QUARTER RESULTS
Revenues and Adjusted EBITDA grew QoQ in the Third Quarter
Updating FY2022 Guidance to reflect recent acquisition of Brainium
Las Vegas, Nevada – November 8, 2022 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”), the developer of the playAWARDS loyalty platform and an award-winning developer of free-to-play mobile and social games, today announced financial results for the third quarter ended September 30, 2022.
Third Quarter Financial Highlights
•Revenue was $72.1 million during the third quarter of 2022, compared to $70.6 million during the third quarter of 2021.
•Net income was $3.6 million during the third quarter of 2022, compared to $11.2 million during the third quarter of 2021.
•AEBITDA, a non-GAAP financial measure defined below, was $9.8 million during the third quarter of 2022, compared to $9.6 million during the third quarter of 2021.
Andrew Pascal, Chief Executive Officer of PLAYSTUDIOS, commented, “We had a strong third quarter and I’m proud of how our team performed. Results showed both annual and quarterly momentum, with many of our recent initiatives beginning to bear fruit. Against an economic and industry backdrop that remains challenging, we believe our performance is particularly noteworthy. We were able to hold DAU and MAU largely flat versus the second quarter of 2022, while growing ARPDAU in our suite of social casino games. We made substantial progress in our two new gaming initiatives, Tetris and myVEGAS Bingo, and are encouraged about how they are positioned for 2023. Updated versions of the games will be available in the new year, with playAWARDS fully integrated on both products. Similar to its impact on our core suite of games, we expect a loyalty lift in both Tetris and myVEGAS Bingo. playAWARDS continued to grow in the quarter and currently includes nearly 600 unique awards for our millions of connected users.”
He added “Of course the big news was our acquisition of Brainium and its collection of 10 highly engaging casual games with nearly 2 million DAU. We view Brainium as an excellent complement to our existing game portfolio and significant for our playAWARDS expansion. It’s early days, but integration is going smoothly and we couldn’t be happier. Even after this impactful acquisition, we maintain a very healthy balance sheet, no borrowings, and full access to our revolving credit facility.”
Recent Business Highlights
•Completed the transformative acquisition of Brainium, which is immediately accretive to AEBITDA margins. Expect Brainium to be a significant contributor to our business and believe there are numerous opportunities for synergies with our existing business.
•Advanced playAWARDS by adding AMC and Cinemark to our network this quarter. Overall partners growth was 43% quarter-over-quarter with reward purchases reaching 553,000 units this quarter.
•Made considerable technological and design progress on our two new internal game initiatives; Tetris and myVEGAS Bingo. Both games are showing improving metrics and are primed to be positive contributors in 2023.
•playAWARDS is set to be fully integrated into Tetris and myVEGAS Bingo in 2023. Integration will also happen into Brainium’s suite of games in 2023. Through this, playAWARDS’ reach will expand significantly next year, allowing it to further establish itself as a world class rewards program.
•Continued to scale studios in Vietnam and Serbia, which now account for nearly 40% of our total development capacity.

•Added head count and continued to make progress in our Web3.0 strategy.
Outlook
The Company is updating its expectation for full-year 2022 revenue to be in the range of $275.0 million to $285.0 million. In addition, the full-year AEBITDA is now expected to be in the range of $32.0 million to $35.0 million.
We have not provided the most directly comparable GAAP measure for our AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.
Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (866) 405-1203 for domestic callers and (201) 689-8432 for international callers.
A replay of the call will be archived at https://ir.playstudios.com.
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS) creator of the groundbreaking playAWARDS loyalty platform is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Pop! Slots, myVEGAS Slots, myVEGAS Blackjack, myKONAMI Slots, myVEGAS Bingo, MGM Slots Live, Solitaire, Spider Solitaire and Soduku. The playAWARDS loyalty platform enables players to earn real-world rewards from a global collection of iconic hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International, Wolfgang Puck, Norwegian Cruise Line, Resorts World, IHG, Bowlero, Gray Line Tours, and Hippodrome Casino among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—Key Performance Indicators” section of this press release.
Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. We track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two different PLAYSTUDIOS games on the same day is counted as two DAU while an individual who plays the same PLAYSTUDIOS game on two different devices is counted as one DAU. Brainium tracks DAU by app instance ID, which is assigned to each installation of a game on a particular device. As such, an individual who plays two different Brainium games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as two DAU. For both PLAYSTUDIOS and Brainium, average DAU is calculated as the average of the DAU for each day during the period presented. We use DAU as a measure of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.

Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different PLAYSTUDIOS games in the same month is counted as two MAU while an individual who plays the same game on two different devices is counted as one MAU, and an individual who plays two different Brainium games on the same day is counted as two MAU while an individual who plays the same game on two different devices is counted as two MAU. Average MAU is calculated as the average of MAU for each calendar month during the period presented. We use MAU as a measure of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. Average DPU is calculated as the average of the DPU for each day during the period presented. We use DPU to understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Average Daily Payer Conversion is calculated as the average DPU divided by average DAU for a given period. We use Daily Payer Conversion to understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once. A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. It is assumed that the greater the variety and breadth of rewards offered, the more likely players will be to ascribe value to the program.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are not adjusted for refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. The Company does not receive any compensation or revenues from Purchases. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our players.
Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by GAAP, the Company discloses Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of net revenues.
We believe that the presentation of AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define AEBITDA differently, and as a result, our measure of AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Income (Loss) to AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, our liquidity and capital resources, the development and release plans of our games, our plans to commercialize the playAWARDS platform as a stand-alone service for use by third parties, our increased capacity and use of personnel in European and Asian studios, and our mergers and acquisition strategy (including our acquisition of Brainium and its expected impact and financial performance), all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate; our financial performance; our ability to execute merger and acquisition transactions; legal and regulatory developments; and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2022, and in other filings we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, to be filed with the SEC. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
IR@playstudios.com

Media Relations
media@playstudios.com

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenues	$72,127	$70,571	$210,931	$215,490
Operating expenses:
Cost of revenue(1)	21,703	22,282	63,657	69,802
Selling and marketing	19,249	19,274	59,336	60,461
Research and development	15,110	14,509	46,561	46,551
General and administrative	9,864	5,789	28,763	22,390
Depreciation and amortization	8,583	7,213	25,265	20,145
Restructuring and related	796	2,303	10,968	2,379
Total operating costs and expenses	75,305	71,370	234,550	221,728
Income (loss) from operations	(3,178)	(799)	(23,619)	(6,238)
Other income (expense), net:
Change in fair value of warrant liabilities	4,676	11,876	1,139	11,986
Interest expense, net	843	(57)	1,050	(206)
Other income (expense), net	(475)	(113)	(836)	(242)
Total other income (expense), net	5,044	11,706	1,353	11,538
Income before income taxes	1,866	10,907	(22,266)	5,300
Income tax benefit (expense)	1,763	329	6,186	4,819
Net income (loss)	$3,629	$11,236	$(16,080)	$10,119
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$0.03	$0.09	$(0.13)	$0.09
Diluted	$0.02	$0.08	$(0.13)	$0.08
Weighted average shares of common stock outstanding:
Basic	129,032	125,823	127,529	106,880
Diluted	146,920	138,795	127,529	120,516
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$212,069	$213,502
Receivables	19,214	20,693
Prepaid expenses	2,675	5,059
Income tax receivable	1,801	2,117
Other current assets	977	413
Total current assets	236,736	241,784
Property and equipment, net	13,930	5,289
Internal-use software, net	35,418	43,267
Goodwill	6,235	5,059
Intangibles, net	16,018	18,755
Deferred income taxes	13,186	6,282
Other long-term assets	12,422	14,408
Total non-current assets	97,209	93,060
Total assets	$333,945	$334,844
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	5,320	7,793
Warrant liabilities	3,590	6,521
Accrued liabilities	18,442	15,599
Total current liabilities	27,352	29,913
Other long-term liabilities	3,090	1,464
Total liabilities	$30,442	$31,377
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, no shares issued and outstanding as of September 30, 2022 and December 31, 2021)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 113,407 and 110,066 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively)	11	11
Class B common stock, $0.0001 par value (25,000 shares authorized, 16,457 shares issued and outstanding as of September 30, 2022 and December 31, 2021.	2	2
Additional paid-in capital	285,199	268,522
Retained earnings	18,459	34,539
Accumulated other comprehensive income	(168)	393
Total stockholders’ equity	303,503	303,467
Total liabilities and stockholders’ equity	$333,945	$334,844

PLAYSTUDIOS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of AEBITDA and AEBITDA margin, which we calculate as AEBITDA as a percentage of net revenues, to net income (loss) and net income (loss) margin, the most directly comparable GAAP measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$3,629	$11,236	$(16,080)	$10,119
Depreciation & amortization	8,583	7,213	25,265	20,145
Income tax (benefit) expense	(1,763)	(329)	(6,186)	(4,819)
Stock-based compensation expense	3,554	833	13,563	3,680
Change in fair value of warrant liability	(4,676)	(11,876)	(1,139)	(11,986)
Special infrequent(1)	—	—	—	7,500
Restructuring and related(2)	796	2,303	10,969	2,379
Other	(367)	267	(213)	546
AEBITDA	9,757	9,647	26,179	27,564

GAAP revenue	72,127	70,571	210,931	215,490

Margin as a % of revenue
Net income (loss) margin	5.0%	15.9%	(7.6)%	4.7%
AEBITDA margin	13.5%	13.7%	12.4%	12.8%

(1)Amounts reported during the nine months ended September 30, 2021 consist of a transaction bonus and a charitable contribution per the terms of the merger agreement related to the Acies Merger.
(2)Amounts reported during the three and nine months ended September 30, 2021 consist of severance-related costs and fees related to evaluating various merger and acquisition opportunities. Amounts reported during the three months ended September 30, 2022 consist of fees related to potential mergers and acquisitions. Amounts reported during the nine months ended September 30, 2022 consist of (i) non-cash impairment charge related to the suspension of Kingdom Boss development, (ii) fees related to evaluating various merger and acquisition opportunities, and (iii) fees related to the Tender Offer for the Warrants.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Average DAU	1,462	1,173	289	24.6%	1,495	1,228	267	21.7%
Average MAU	6,683	3,571	3,112	87.1%	6,743	3,867	2,876	74.4%
Average DPU	29	33	(4)	(12.1)%	30	34	(4)	(11.8)%
Average Daily Payer Conversion	2.0%	2.8%	(0.8)%	(28.6)%	2.0%	2.8%	(0.8)%	(28.6)%
ARPDAU (in dollars)	$0.52	$0.65	$(0.13)	(20.0)%	$0.51	$0.64	$(0.13)	(20.3)%

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS PLATFORM METRICS
(Unaudited and in thousands, except available rewards)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Available Rewards (in units)	595	516	79	15.3%	549	455	94	20.7%
Purchases (in units)	553	570	(17)	(3.0%)	1,712	1,488	224	15.1%
Retail Value of Purchases (in dollars)	$31,409	$37,389	$(5,980)	(16.0%)	$97,591	$85,622	$11,969	14.0%